UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 23, 2009, OpenTable, Inc. (“OpenTable” or the “Company”) and Comerica Bank (“Comerica”) entered into a second amendment (the “Amendment”) to the Loan and Security Agreement, dated July 30, 2007, between the parties, as previously amended September 18, 2008 (as previously amended, the “Agreement”).  The Agreement provides for a $3.0 million line of credit from Comerica to OpenTable to fund working capital.

Pursuant to the Amendment, the parties agreed to, among other things, extend the expiration date of the line of credit from July 2009 to July 2010, change the interest rate applicable to any advances made under the Agreement to a prime referenced rate plus 0.50% per annum, and replace the minimum revenue requirement under the Agreement with a requirement that the Company maintain a certain financial ratio on a quarterly basis.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 on January 30, 2009 and incorporated herein by reference, and the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of June 23, 2009, by and between Comerica Bank and OpenTable, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2009	OPENTABLE, INC.

	By:	/s/ Matthew Roberts
Matthew Roberts
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of June 23, 2009, by and between Comerica Bank and OpenTable, Inc.